EXHIBIT D2

                                 SCHEDULE TO THE
                      INVESTMENT ADVISORY AGREEMENT BETWEEN
                       THE ARBOR FUND AND HORIZON ADVISERS
                            AMENDED NOVEMBER 15, 2005

Pursuant to Article 3, the Trust shall pay the Adviser compensation at an annual rate as follows:

                  PORTFOLIO                                             FEE
                  ---------                                            -----
                  Treasury Securities Money Market Fund                0.40%
                  Tax Exempt Money Market Fund                         0.50%
                  Strategic Income Bond Fund                           0.60%
                  Growth and Income Fund                               0.80%
                  Growth Fund                                          0.80%
                  Burkenroad Reports Fund                              0.95%
                  Prime Money Market Fund                              0.20%